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Deloitte &
 Touche LLP
               155 East Broad Street         Telephone: (614) 221-1000
               Columbus, Ohio 43215-3611     Facsimile: (614) 229-4647






September 3, 1996

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of FirstFederal Financial Services Corp dated August 27, 1996.

Yours truly,

/s/ Deloitte & Touche LLP